Exhibit No. 10.84c
October 29, 2008
Via Certified Mail – Return Receipt Request
Mr. Frederick Tomarchio
Mt. Airy South Main Street, LLC
P.O. Box 55
Glenelg, MD 21237

RE:	Lease Agreement dated September 2, 1999 by and between Mt. Airy South Main Street, LLC, successor in interest to LPR Associates (“Landlord”) and Monro Muffler Brake, Inc., successor in interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 1312 South Main Street, Mt. Airy, MD [MMB #765]
Dear Fred:
Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the first five-year renewal period commencing on December 19, 2009 and expiring December 18, 2014. The rent for said renewal period shall be $11,193.66 per month.
Tenant shall have five five-year renewal options remaining.
Please do not hesitate to contact me at 800-876-6676 ext. 3384 if you have any questions relative to the renewal.
Very truly yours,
/s/ Thomas M. Aspenleiter
Thomas M. Aspenleiter
VP Real Estate
TMA:mc